State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Domestication and Articles of Incorporation for ENVIRO TECHNOLOGIES U.S., INC., filed on December 15, 2020 effective October 19, 1964, as shown by the records of this office.

The document number of this corporation is P20000097671.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Eighteenth day of December, 2020

Laurel M. Lee
Secretary of State

CR2E022 (01-11)

Articles of Domestication
Foreign Corporation Domesticating to Florida

The undersigned, John A. DiBella (Name), President (Title)

of Enviro Technologies, Inc., a foreign corporation, in accordance with s. 607.11922, Florida Statutes, submit these Articles of Domestication.

1. Then name of the domesticating corporation is Enviro Technologies, Inc. (Foreign Corporation) __________________.

2. The jurisdiction and date of its formation is Idaho on October 19, 1964.

3. The name of the domesticated corporation is Enviro Technologies U.S., Inc. __________________.

4. The jurisdiction of formation of the domesticated corporation is **Florida**

5. The domestication corporation is a foreign corporation and the domestication was approved in accordance with its organic law.

6. Attached are Florida Articles of Incorporation to complete the domestication requirements pursuant to s.607.0202, F.S.

I certify I am authorized to sign these Articles of Domestication on behalf of the corporation.

____
(Authorized Signature)

FILED
2020 DEC 12 AM 9:00
SECRETARY OF STATE
TALLAHASSEE, FL

ARTICLES OF INCORPORATION
OF
ENVIRO TECHNOLOGIES U.S., INC.

The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

ARTICLE I
CORPORATE NAME

The name of this Corporation shall be: Enviro Technologies U.S., Inc.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 821 NW 57 Place, Fort Lauderdale, FL 33309

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $0.001 per share and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share.

Classes and series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes or series of Preferred Stock as adopted by the Board of Directors.

The Corporation shall be authorized and empowered to issue shares of one class or series of the Corporation's Capital Stock as dividends on shares of a different class or series of its Capital Stock.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND
INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

John A. DiBella
821 NW 57 Place
Fort Lauderdale, FL 33309

ARTICLE VII
BOARD OF DIRECTORS

This corporation shall have two (2) Directors initially.

John A. DiBella
Raynard Veldman

ARTICLE VIII
INCORPORATOR

The name address of the person signing these Articles of Incorporation as the Incorporator is Brian A. Pearlman, Esq., Pearlman Law Group LLP, 200 S. Andrews Avenue, Suite 901, Fort Lauderdale, FL 33301.

ARTICLE IX
INDEMNIFICATION

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (ii) is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact

such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE X
AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

ARTICLE XI
CONTROL SHARE ACQUISITIONS

This Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation as of the 14th day of December, 2020.

Brian A. Pearlman, Esq., Incorporator

CERTIFICATE DESIGNATING REGISTERED AGENT
AND OFFICE FOR SERVICE FOR PROCESS

Enviro Technologies U.S., Inc., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 821 NW 57 Place, Fort Lauderdale, FL 33309 has named John A. DiBella whose address is 821 NW 57 Place, Fort Lauderdale, FL 33309 as its agent to accept service of process within the State of Florida.

ACCEPTANCE:

Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

John A. DiBella